UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  March 21, 2012

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 21, 2012, the Registrant entered into a credit agreement (the “New Credit Agreement”) with the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Wells Fargo, N.A., as documentation agent.  The New Credit Agreement has a maturity date of March 21, 2015.

The New Credit Agreement provides for a $325.0 million senior revolving credit facility (the “Revolver”).  The New Credit Agreement also provides that the Registrant has the ability to seek additional revolving commitments or term loan commitments in an aggregate principal amount not to exceed $125.0 million.  The lenders under the New Credit Agreement are not under any obligation to provide any such additional revolving commitments or term loan commitments.

The New Credit Agreement is secured by a pledge of the equity interests of the subsidiaries of the Registrant and is guaranteed by a certain material subsidiary of the Registrant.

A portion of the proceeds of the Revolver were used by the Registrant on March 21, 2012 to prepay existing indebtedness outstanding under the Registrant’s $150.0 million Second Amended and Restated Credit Agreement dated as of January 11, 2010 (as amended, the “Prior Credit Agreement”), among the Registrant, JPMorgan Chase Bank, N.A., individually as a lender and as administrative agent, and Bank of America, N.A., as a lender.  The Prior Credit Agreement was also terminated on March 21, 2012.

In addition to the prepayment of the outstanding indebtedness under the Prior Credit Agreement, proceeds of borrowings under the New Credit Agreement may be used for general corporate purposes.

Borrowings under the New Credit Agreement bear interest at a rate per annum equal to, at the Registrant’s option, either:

•
a base rate determined by reference to the higher of (1) the interest rate announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate, (2) the federal funds effective rate plus 0.5% and (3) a London Interbank Offered (“LIBO”) rate determined by reference to the costs of funds for U.S. dollar deposits for a one-month interest period adjusted for certain additional costs plus 1%; or

•	a LIBO rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowings adjusted for certain additional costs,

in each case, plus an applicable margin.  The applicable margin for borrowings under the Revolver will be determined based on the ratio of total Indebtedness (as defined in the New Credit Agreement) of the Registrant and its subsidiaries to the EBITDA (as defined in the New Credit Agreement) of the Registrant and its subsidiaries (the “Leverage Ratio”) as of the end of each fiscal quarter, and such applicable margin will range from 1.00% to 1.50% with respect to base rate borrowings and 2.00% to 2.50% with respect to LIBO rate borrowings.

Pursuant to the New Credit Agreement, the Registrant is required to pay a commitment fee determined based on the Registrant’s Leverage Ratio as of the end of each fiscal quarter, and this commitment fee will range from 0.30% to 0.40% per annum in respect of the unutilized commitments thereunder, payable quarterly in arrears.  The Registrant will also be required to pay letter of credit fees on the maximum amount available to be drawn under all outstanding letters of credit in an amount equal to the applicable margin on LIBO rate borrowings under the Revolver on a per annum basis, payable quarterly in arrears, as well as customary fronting fees for the issuance of letters of credit fees and agency fees.

The Registrant is permitted to voluntarily reduce the unutilized portion of the commitment amount and repay outstanding borrowings under the New Credit Agreement at any time without premium or penalty, other than customary “breakage” costs with respect to LIBO rate borrowings.

The New Credit Agreement requires the Registrant to maintain compliance with a maximum Leverage Ratio, a minimum interest coverage ratio, a minimum liquidity amount and several U.S. Department of Education-related ratios.  The New Credit Agreement places certain restrictions on the ability of the Registrant and/or certain of the Registrant’s subsidiaries to, among other things: incur debt and liens; merge, consolidate or liquidate; make investments; dispose of assets; enter into hedging arrangements; pay dividends and make other restricted payments; undertake transactions with affiliates; enter into restrictive agreements on liens, dividends and other distributions; amend material documents; and change fiscal periods.

The New Credit Agreement contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, certain events of bankruptcy and insolvency, material judgments, certain ERISA events, invalidity of loan documents, certain liens and guarantees, and certain changes in control.

The above summary of the New Credit Agreement is qualified in its entirety by reference to the complete terms and provisions of the New Credit Agreement filed herewith as Exhibit 10.1.

Certain of the lenders and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, brokerage, trustee and other financial advisory services in the ordinary course of business for the Registrant and its subsidiaries for which they have received, or will receive, customary fees and commissions.

Item 1.02	Termination of a Material Definitive Agreement.

As discussed above, the Registrant has entered into the New Credit Agreement that replaces the Prior Credit Agreement.  The Prior Credit Agreement was described in more detail in, and filed as Exhibit 10.64 with, the Registrant’s Current Report on Form 8-K filed on January 12, 2010.  Effective March 21, 2012, the Prior Credit Agreement has no further force and effect.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is being filed herewith:

Exhibit No.                                    Description

10.1
Credit Agreement, dated as of March 21, 2012, among the Registrant, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Wells Fargo, N.A., as documentation agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2012

ITT Educational Services, Inc.

By: /s/ Christine G. Long
Name: Christine G. Long
Title: Senior Vice President,
         General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.                                           Description

10.1
Credit Agreement, dated as of March 21, 2012, among the Registrant, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Wells Fargo, N.A., as documentation agent.